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                          SNAPPLE BEVERAGE GROUP, INC.
                              LIST OF SUBSIDIARIES

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                                                           STATE OR JURISDICTION
                                                           UNDER WHICH ORGANIZED
                                                           ---------------------
Mistic Brands, Inc.                                              Delaware
Stewart's Beverages, Inc. (formerly Cable
    Car Beverage Corporation)                                    Delaware
     Old San Francisco Seltzer, Inc.                             Colorado
     Fountain Classics, Inc.                                     Colorado
Snapple Beverage Corp.                                           Delaware
     Snapple International Corp.                                 Delaware
         Snapple Beverages de Mexico, S.A. de C.V. (1)           Mexico
         Snapple Caribbean Corp.                                 Delaware
     Snapple Europe Limited                                      United Kingdom
     Snapple Canada, Ltd.                                        Canada
     Snapple Worldwide Corp.                                     Delaware
     Snapple Finance Corp.                                       Delaware
     Pacific Snapple Distributors, Inc.                          California
     Mr. Natural, Inc.                                           Delaware
     Millrose Distributors, Inc.                                 New Jersey
         MPAS Holdings, Inc.                                     Delaware
            Millrose, L.P. (2)                                   Delaware
     Snapple Distributors of Long Island, Inc.                   New York
     Kelrae, Inc.                                                Delaware
RC-11, Inc. (formerly National Picture &
   Frame Co.)                                                    Mississippi
Promociones Corona Real, S.A. de C.V.                            Mexico
RC Leasing, Inc.                                                 Delaware
Royal Crown Nederland B.V.                                       the Netherlands
Royal Crown Bottling Company of Texas (formerly
   Royal Crown Bottlers of Texas, Inc.)                          Delaware
Royal Crown Company, Inc. (formerly Royal Crown
   Cola Co.)                                                     Delaware
     RC Services Limited (3)                                     Ireland
     Retailer Concentrate Products, Inc.                         Florida
     TriBev Corporation                                          Delaware

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(1)  99% owned by Snapple International Corp. and 1% owned by Snapple Worldwide
     Corp.

(2) 99% owned by MPAS Holdings, Inc. (as limited partner) and 1% owned by Millrose Distributors, Inc. (as general partner)

(3)  99% owned by Royal Crown Company, Inc. and 1% owned by RC/Arby's
     Corporation.